EXHIBIT 99.1

                                                                   Z
                                                                ZURICH

                       November 1,2005


                       Berthel Growth & Income Fund

                       101 Taina St.

                       Marion, IA 52302





                        Re:   Bond/Policy No. flE 000556901 Dear Insured:

                        Acting upon your application, we offer you the enclosed bond/policy. The coverages, limits and deductibles provided by the bond/policy may vary from those requested in your application. If there are differences in coverages, limits, or deductibles, these differences are a result of the negotiations we had in developing your bonding and/or insurance program, and they supersede what was requested in your application.

Zurich North America


   9225 Indian Creek    By retaining the bond/policy and paying the premium
  Parkway. Suite 700    billed, you have accepted this offer of coverage as
   Overland Park. KS    established by the enclosed bond/policy.
               66210





                        Yours sincerely,
Phone+1-800-777-9005
http//www.zurich.com
                        /s/  Patricia M. Tobin
                        -------------------------
                             Patricia M. Tobin
Direct Phone                 Zurich Insurance Company
913-696-3640
Fax 1913.596.3641
   E-Mail patricia.
tobin@zurichna.com

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THE                     FINANCIAL INSTITUTION BOND           Home Office
F&D          Standard Form No. 14, Revised to October, 1987  P.O. Box 1227
COMPANIES                                                    Baltimore, MD 21203


                    Fidelity and Deposit Company of Maryland
              (stock insurance company, herein called Underwriter)

                                                          Bond No. FIB 000556901

DECLARATIONS

Item 1.   Name of Insured (herein called Insured)
          Berthel Growth & Income Fund; Berthel SBIC, LLC



          Principal Address:
          701 Tama St. Marion, IA  52302


--------------------------------------------------------------------------------
Item 2.   Bond Period:   from 12:01 a.m.  11/1/05      to 12:01 a.m.  11/1/06
          standard time at the Principal Address shown in Item 1, above.

--------------------------------------------------------------------------------
Item 3. The Aggregate Liability of the Underwriter during the Bond Period shall be $1,000,000
--------------------------------------------------------------------------------
Item 4.   Subject to Sections 4, and 11, hereof,
          the Single Loss Limit of Liability is $ 500,000

          and the Single Loss Deductible is     $  10,000

          Provided, however, that if any amounts are inserted below oppsite specified Insuring Agreements or Coverage, those amounts shall be controlling. Any amount set forth below shall be part of and not in addition to amounts set forth above. (If an Insuring Agreement or Coverage is to be deleted, insert "Not Covered.")

          Amount Applicable to:                                  Single Loss            Single Loss
                                                             Limit of Liability          Deductible
          Insuring Agreement (D)--FORGERY OR ALTERATION      $  N/A                      $
          Insuring Agreement (E)--SECURITIES                 $  N/A                      $
          Coverage on Partners                               $  N/A                      $
          Optional Insuring Agreements and Coverages:



          If "Not Covered" is inserted above oppiste any specified Insuring Agreement or Coverage, such Insuring Agreement or Coverage and any other reference thereto in this bond shall be deemed to be deleted therefrom.

--------------------------------------------------------------------------------
Item 5. The liability of the Underwriter is subject to the terms of the following riders attached hereto:
          F250; F251; F253; SR5784b; SR5834c; SR6100e; Rider#1



--------------------------------------------------------------------------------
Item 6. The Insured by the acceptance of this bond gives notice to the Underwriter terminating or canceling prior bond(s) or policy(ies)
          No.(s) FIB 0005569 00     such termination or cancelation to be
          effective as of the time this bond becomes effective.

================================================================================

                                      Countersigned by:
                                                      -------------------------
TSB5062b (F4725b)                                      Authorized Represenative
Financial Institutional Bond Standard Form No. 14
Revised to October, 1987

                                FIB:4 Page 1 of 8
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